(TRANSLATION)


                                 REGULATIONS OF
                         THE BOARD OF CORPORATE AUDITORS
                                       OF
                            TOYOTA MOTOR CORPORATION

                                 Established: September 27, 1994
                                 As last amended on June 20, 2003


Article 1.        (Regulations of the Board of Corporate Auditors)

        Except as provided for by laws, ordinances or the Articles of Incorporation, the matters relating to the Board of Corporate Auditors of the Corporation shall be governed by the provisions of these Regulations.


Article 2.        (Purpose and Composition)

        The Board of Corporate Auditors shall be composed of all the Corporate Auditors and shall, other than having the power provided for by laws, ordinances or the Articles of Incorporation, make decisions on important matters pertaining to auditing by the resolutions of the meetings thereof; provided, however, that it shall not prevent each Corporate Auditor from exercising his power.


Article 3.        (Person to Convene the Meeting and Notice of Meeting)

1. A meeting of the Board of Corporate Auditors shall be convened by the Corporate Auditor who has been determined in advance by the resolution of the meeting thereof; provided, however, that other Corporate Auditors shall not be prevented from convening the meetings.

2. Notice of convening a meeting of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor at least three (3) days before the date of the meeting. In case of urgency, however, such period may be shortened.

3. A meeting of the Board of Corporate Auditors may be held without going through the convening procedure, if consented to by all the Corporate Auditors.


Article 4.        (Chairmanship and Method of Adopting Resolutions)

1. Chairmanship of a meeting of the Board of Corporate Auditors shall be assumed by the Corporate Auditor who has been determined in advance by the resolution of the meeting thereof.

2. Resolutions of the Board of Corporate Auditors shall be adopted at its meeting by a majority of the Corporate Auditors; provided, however, that the following matters shall be adopted unanimously.

        (1)    Dismissal of an Independent Public Accountant;

        (2) Prior consent to the agenda of a general meeting of shareholders or a meeting of the Board of Directors concerning the reduction of liabilities of Directors (or any amendment to the Articles of Incorporation for such purpose); and

        (3) Prior consent to the participation of the Corporation in a shareholders' derivative action in order for it to support a Director in such action before such an offer is made by the Corporation.


Article 5.        (Matters for Resolution)

1. The following matters shall be subject to the resolution of the Board of Corporate Auditors:

        (1)    Matters provided for by laws or ordinances;

        (2)    Matters provided for in the Articles of Incorporation; and

        (3) Other important matters pertaining to execution of their duties by Corporate Auditors.

2. The Board of Corporate Auditors may elect Full-time Corporate Auditor(s) among themselves when there is unanimous consent of the Corporate Auditors.


Article 6.        (Matters to Be Reported)

        Corporate Auditors shall make reports to the Board of Corporate Auditors on the following matters:

        (1)    Matters provided for by laws or ordinances; and

        (2)    Other matters the Board of Corporate Auditors may deem necessary.


Article 7. (Power to Receive Reports from Directors or Independent Public Accountants)

1. The Board of Corporate Auditors has the power to receive reports or documents on the matters provided for by laws or ordinances from the Directors or the Independent Public Accountants.

2. The reports or documents mentioned in the preceding paragraph shall be deemed to be received by the Board of Corporate Auditors when they are received at the meetings thereof or any Corporate Auditor receives them from the Directors or the Independent Public Accountants.

3. The Corporate Auditor who has received the reports or documents from the Directors or the Independent Public Accountants pursuant to the preceding paragraph must, together with promptly transmitting them to other Corporate Auditors, report the outline thereof at the meeting of the Board of Corporate Auditors immediately thereafter.


Article 8.        (Preparation of Audit Report)

1. The Board of Corporate Auditors shall prepare an audit report upon deliberation.

2.  Any Corporate Auditor may make note of his opinion in the audit report.


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

3. Each Corporate Auditor shall affix his signature and seal to the audit report, and Full-time Corporate Auditors shall state such fact.


Article 9.        (Minutes)

1. Minutes shall be prepared each time a meeting of the Board of Corporate Auditors is held and such minutes shall be kept on file at the head office for ten years.

2. Minutes shall set forth the date and hour and place at which the meeting is convened and the proceedings in outline and the resultant actions taken at the meeting and the Corporate Auditors present shall affix their signatures or names and seals thereto.





                            SUPPLEMENTARY PROVISIONS



Article 1.        (Effective Date)

        These Regulations shall become effective as from June 20, 2003.


Article 2.        (Amendment to these Regulations)

        Any amendment to these Regulations shall require a resolution of the Board of Corporate Auditors.



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


                             MATTERS TO SUBMITTED TO
                         THE BOARD OF CORPORATE AUDITORS


(Note)  The Law: the Law concerning Special Measures to the Commercial Code with respect to Audit, etc. of Joint Stock Company


1. Matters in relation to Article 5 of the Regulations of the Board of Corporate Auditors--Matters requiring Resolution

        (1) Matters provided for in laws or ordinances

        -----------------------------------------------------------------------------------------------------
                              Items                                     Relevant articles of applicable law
        -----------------------------------------------------------------------------------------------------
        (1)  Principles and execution plan of auditing                  Article 18-2 (2) of the Law
        (2)  Request for reports on the execution of the duties         Article 18-2 (3) of the Law
             of Corporate Auditors to the Board of Corporate
             Auditors
        (3)  Prior consent to the agenda of a meeting of the            Article 18 (3) of the Law
             Board of Directors to make a proposal concerning the
             appointment of a Corporate Auditor to a general
             meeting of shareholders
        (4)  Request for Directors to take up the appointment of        Article 18 (3) of the Law
             a Corporate Auditor on the agenda of meeting at the
             general meeting of shareholders and to submit such
             proposal to the general meeting of shareholders
        (5)  Consent to Directors as to making a proposal               Articles 3 (2), 5-2 (3) and 6 (3) of
             concerning appointment, no-reappointment and               the Law
             dismissal of Independent Public Accountants to a
             general meeting of shareholders
        (6)  Request for Directors to take up the appointment of        Article 3 (3) of the Law
             Independent Public Accountants on the agenda of
             meeting at the general meeting of shareholders and
             to make a proposal concerning appointment of
             Independent Public Accountants
        (7)  Request for Directors to take up the                       Articles 5-2 (3) and 6 (3) of the
             no-reappointment and the dismissal of Independent          Law
             Public Accountants on the agenda of meeting at the
             general meeting of shareholders
        (8)  Dismissal of Independent Public Accountants                Article 6-2 (1) of the Law
        (9)  Appointment of a Corporate Auditor to report to the        Article 6-2 (2) of the Law
             general meeting of shareholders concerning the
             preceding item
        (10) Appointment and dismissal of a person who is to            Article 6-4 (1) and (2) of the Law
             temporarily act as Independent Public Accountants
        (11) Prior consent to the agenda of a general meeting of        Article 266 (9), (13) and (21) of the
             shareholders or a meeting of the Board of Directors        Commercial Code
             concerning the reduction of liabilities of Directors
             (or any amendment to the Articles of Incorporation
             for such purpose)
        -----------------------------------------------------------------------------------------------------


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

        -----------------------------------------------------------------------------------------------------
                              Items                                     Relevant articles of applicable law
        -----------------------------------------------------------------------------------------------------
        (12) Prior consent to the participation of the                  Article 268 (8) of the Commercial
             Corporation in a shareholders' derivative action in        Code
             order for it to support a Director in such action
             before such an offer is made by the Corporation
        (13) Prior approval of auditing services and non-audit          Sarbanes-Oxley Act, Section 202
             services provided by Independent Public Accountants
             (ChuoAoyama Audit Corporation) and
             PricewaterhouseCoopers (including services provided
             to subsidiaries of the Corporation)
        -----------------------------------------------------------------------------------------------------

        (2)  Matters provided for in the Articles of Incorporation

        -----------------------------------------------------------------------------------------------------
                                     Items                                     Relevant Articles of
                                                                          the Articles of Incorporation
        -----------------------------------------------------------------------------------------------------
        (1)  Amendment to the Regulations of the Board of Corporate     Article 23 (2) of the Articles of
             Auditors                                                   Incorporation
        -----------------------------------------------------------------------------------------------------

        (3) Other important matters pertaining to execution of the duties of Corporate Auditors


2. Matters in relation to Article 6 of the Regulations of the Board of Corporate Auditors--Matters to Be Reported by Corporate Auditors

        (1)  Matters provided for by laws or ordinances

        -----------------------------------------------------------------------------------------------------
                                     Items                              Relevant Articles of Applicable Law
        -----------------------------------------------------------------------------------------------------
        (1)  Reports on the execution of the duties of Corporate        Article 18-2(3) of the Law
             Auditor
        (2)  Reports on the results of a review of the audit report     Article 14 (1) of the Law
             of Independent Public Accountants and on the results
             of the other auditing
        -----------------------------------------------------------------------------------------------------

        (2)  Other matters deemed necessary by the Board of Corporate Auditors


3. Matters in relation to Article 7 of the Regulations of the Board of Corporate Auditors--Power to Receive Reports from Directors or Independent Public Accountants

        -----------------------------------------------------------------------------------------------------
                                     Items                              Relevant Articles of Applicable Law
        -----------------------------------------------------------------------------------------------------
        (1)  Reports by Directors on the facts which may cause          Article 19 (1) of the Law
             serious damage to the Company                              Article 274-2 of the Commercial
                                                                        Code
        (2)  Report by Independent Public Accountants on unjust         Article 8(1) of the Law
             act or on material fact in violation of laws, ordinances
             or the Articles of Incorporation in relation to execution
             of director's functions
        (3)  Receipt of accounting documents and their                  Article 12(1) and (2) of the Law
             accompanying detailed statements prepared by
             Directors
        (4)  Receipt of an audit report prepared by Independent         Article 13 (1) of the Law
             Public Accountants
        -----------------------------------------------------------------------------------------------------



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